Exhibit 32

Certification Pursuant to 18U.S.C Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of MediQuip Holdings, Inc. ("MediQuip Holdings"), that, to his knowledge, the quarterly report on Form 10-QSB of MediQuip Holdings, Inc. for the period ended July 31, 2006, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such amendment to said report fairly presents, in all material respects, the financial condition and results of operation of MediQuip Holdings.

Dated: September 19, 2006

/s/ David Francis
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David Francis, CEO

/s/ Ian Wylie
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Ian Wylie, CFO